PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Beneficial Life Tower 36 South State Street Suite 1700 Salt Lake City UT 84111 Telephone: (801) 531-9666 Facsimilie: (801) 363-7371

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-12073) and in the Registration Statements on Form S-8 (Nos. 333-48611, 333-68407, 333-95033, and 333-102327) of Nu Skin Enterprises, Inc. of our report dated February 3, 2003 relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 3, 2003